UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 30, 2012

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	001-12669	57-0799315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 30, 2012, SCBT Financial Corporation (“SCBT”) held a special meeting of Shareholders (the “special meeting”) in Columbia, South Carolina.  At the special meeting, there were present in person or by proxy 11,275,871 shares of SCBT’s common stock, representing 74.56% of the total outstanding eligible votes.  At the special meeting, the shareholders of SCBT were asked to vote on (1) the issuance of SCBT common stock to The Savannah Bancorp, Inc. (“SAVB”) shareholders in connection with the merger of SAVB with and into SCBT (the “Merger”) and (2) the meeting adjournment proposal.  The voting results for each proposal are as follows:

(1) Approval of a proposal to issue shares of SCBT common stock to SAVB shareholders in connection with the merger:

	Votes	% of Shares Outstanding	% of Shares Voted

Voting For	11,209,178	74.12%	99.41%
Voting Against	46,428	0.31%	0.41%
Abstain From Voting	20,265	0.13%	0.18%
Total	11,275,871	74.56%	100.00%

(2) Approval of the adjournment of the SCBT special meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve Proposal No. 1.

Proposal No. 2 was withdrawn, as sufficient votes were cast at the special meeting to approve Proposal No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date: December 4, 2012	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President,
Chief Financial Officer and
Chief Operating Officer